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                                                              April 1, 2002



First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester, MA  01653


RE: SEPARATE ACCOUNT SPVL OF FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY (FILE NOS. 333-45914/811-10133)

Gentlemen:

In my capacity as Assistant Vice President and Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for the Separate Account SPVL on Form S-6 under the Securities Act of 1933 with respect to the Company's modified single premium variable life insurance policies.

I am of the following opinion:

1. The Separate Account SPVL is a Separate Account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in the Separate Account SPVL equal to the reserves and other Policy liabilities of the Policies which are supported by the Separate Account SPVL are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual modified single premium variable life insurance policies, when issued in accordance with the Prospectus contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement of the Separate Account SPVL on Form S-6 filed under the Securities Act of 1933.

                                          Very truly yours,

                                          /s/ Sheila B. St. Hilaire

                                          Sheila B. St. Hilaire
                                          Assistant Vice President and Counsel